UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2004

SOURCECORP, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-27444	75-2560895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3232 McKinney Avenue

Suite 1000

Dallas, Texas 75204

(Address of principal executive offices)

(214) 740-6500

(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.

On May 6, 2004, SOURCECORP, Incorporated, (the “Company”) formally committed to a plan of divestiture for certain non-strategic asset groups. The asset groups to be divested include the Direct Mail operations, currently reported in the Company’s Information Management and Distribution segment, and two medical records management operations that are reported in the Company’s Healthcare, Regulatory and Legal Compliance segment. In accordance with accounting principles generally accepted in the United States of America, the asset groups to be divested will be accounted for as discontinued operations.

The financial results from prior periods included in Exhibit 99.1 of this Form 8-K are reflective of the anticipated presentation giving effect to the required discontinued operations accounting treatment. The Company is publishing quarterly condensed consolidated statements of operations for the years 2002, 2003 and the first quarter of 2004 in order to facilitate analyses by users of the Company’s financial statements under this accounting treatment.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	The Company’s quarterly condensed consolidated statements of operations for fiscal 2002, fiscal 2003 and the first quarter of fiscal 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2004

SOURCECORP, INCORPORATED

By:	/s/ Ed H. Bowman, Jr.

Ed H. Bowman, Jr. President and Chief Executive Officer

INDEX TO EXHIBITS

Item Number	Description
99.1	The Company’s quarterly condensed consolidated statements of operations for fiscal 2002, fiscal 2003 and the first quarter of fiscal 2004.